Exhibit 10.38

Loan No. 1000625

SECOND AMENDED AND RESTATED

PROMISSORY NOTE SECURED BY MORTGAGE

(100-200 Campus Drive – Florham Park, NJ)

$89,800,000	Irvine, California June 12, 2009

FOR VALUE RECEIVED, the undersigned KBSII 100-200 CAMPUS DRIVE, LLC, a Delaware limited liability company (“Borrower”) promise(s) to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”), at the Los Angeles Loan Center, 2120 East Park Place, Suite 100, El Segundo, California 90245, or at such other place as may be designated in writing by Lender, the principal sum of EIGHTY NINE MILLION EIGHT HUNDRED THOUSAND DOLLARS ($89,800,000) or so much thereof as may from time to time be owing hereunder by reason of advances by Lender to or for the benefit or account of Borrower, with interest thereon, per annum, at one or more of the Effective Rates calculated in accordance with the terms and provisions of the Fixed Rate Agreement attached hereto as Exhibit A and a Fixed Rate Notice described on Exhibit B attached hereto (based on a 360-day year and charged on the basis of actual days elapsed). All sums owing hereunder are payable in lawful money of the United States of America, in immediately available funds without offset, deduction or counterclaim of any kind.

Interest accrued on this Second Amended and Restated Promissory Note Secured by Mortgage (“Note”) shall be due and payable on the first Business Day (as defined in Exhibit A) of each month commencing with the first month after the date of this Note.

The outstanding principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable in full on September 9, 2009 (“Maturity Date”). Unless expressly defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement (as defined in Exhibit A). Principal amounts outstanding hereunder, upon which repayment obligations exist and interest accrues, shall be determined by the records of Lender, which shall be deemed to be conclusive in the absence of clear and convincing evidence to the contrary presented by Borrower.

This Note is secured by, among other things, that certain Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of September 9, 2008 (as the same may be amended or modified, the “Mortgage”), executed by Borrower for the benefit of Lender.

In order to assure timely payment to Lender of accrued interest, principal, fees and late charges due and owing under the loan evidenced by this Note, Borrower hereby irrevocably authorizes Lender to directly debit Borrower’s demand deposit account with Lender, account no. 4121-770986, for payment when due of all such amounts payable to Lender. Borrower represents and warrants to Lender that Borrower is the legal owner of said account. Written confirmation of the amount and purpose of any such direct debit shall be given to Borrower by Lender not less frequently than monthly. In the event any direct debit hereunder is returned for insufficient funds, Borrower shall pay Lender upon demand, in immediately available funds, all amounts and expenses due and owing to Lender.

If any interest payment required hereunder is not received by Lender (whether by direct debit or otherwise) on or before the fifteenth (15th) calendar day of the month in which it becomes due, Borrower shall pay, at Lender’s option, a late or collection charge equal to four percent (4%) of the amount of such unpaid interest payment (“Late Charge”).

If: (a) Borrower shall fail to pay when due any sums payable hereunder, subject to any grace or cure period provided in the Loan Agreement; or (b) any other Event of Default occurs under the Loan Agreement, the Mortgage or any other Loan Document; or (c) the property which is subject to the Mortgage, or any portion thereof or interest therein, is sold, transferred, mortgaged, assigned, encumbered or leased, whether voluntarily or involuntarily or by operation of law or otherwise, other than as expressly permitted by Lender in writing; THEN Lender may, at its sole option, declare all sums owing under this Note immediately due and payable; provided, however, that if any document related to this Note provides for automatic acceleration of payment of sums owing hereunder, all sums owing hereunder shall be automatically due and payable in accordance with the terms of that document.

Loan No. 1000625

If any attorney is engaged by Lender to enforce or defend any provision of this Note or the Mortgage, or as a consequence of any Event of Default, with or without the filing of any legal action or proceeding, then Borrower shall pay to Lender immediately upon demand all attorneys’ fees and all costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance owing hereunder as if such unpaid attorneys’ fees and costs had been added to the principal.

No previous waiver and no failure or delay by Lender in acting with respect to the terms of this Note or the Loan Agreement or any other Loan Document shall constitute a waiver of any breach, default, or failure of condition under this Note, the Loan Agreement or any other Loan Document. A waiver of any term of this Note, the Mortgage or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by this Note, the terms of this Note shall prevail.

If this Note is executed by more than one person or entity as Borrower, the obligations of each such person or entity shall be joint and several. No person or entity shall be a mere accommodation maker, but each shall be primarily and directly liable hereunder. Except as otherwise provided in any agreement executed in connection with this Note, Borrower waives: presentment; demand; notice of dishonor; notice of default or delinquency; notice of acceleration; notice of protest and nonpayment; notice of costs, expenses or losses and interest thereon; notice of late charges; and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.

Time is of the essence with respect to every provision hereof. This Note shall be construed and enforced in accordance with the laws of the State of California, except to the extent that federal laws preempt the laws of the State of California, and all persons and entities in any manner obligated under this Note consent to the jurisdiction of any federal or state court within the State of California having proper venue and also consent to service of process by any means authorized by California or federal law.

Borrower recognizes that its default in making any payment as provided herein or in any other Loan Document as agreed to be paid when due, or the occurrence of any other Event of Default hereunder or under any other Loan Document, will require Lender to incur additional expense in servicing and administering the Loan, in loss to Lender of the use of the money due and in frustration to Lender in meeting its other financial and loan commitments and that the damages caused thereby would be extremely difficult and impractical to ascertain. Borrower agrees (a) that an amount equal to the Late Charge plus the accrual of interest at the Alternate Rate (as defined in Exhibit A) is a reasonable estimate of the damage to Lender in the event of a late payment, and (b) that the accrual of interest at the Alternate Rate following any Event of Default, other than that arising out of a late payment, plus any Fixed Rate Price Adjustment (as defined in Exhibit A), is a reasonable estimate of the damage to Lender in the event of such other Event of Default, regardless of whether there has been an acceleration of the loan evidenced hereby. Nothing in this Note shall be construed as an obligation on the part of Lender to accept, at any time, less than the full amount then due hereunder, or as a waiver or limitation of Lender’s right to compel prompt performance.

All notices or other communications required or permitted to be given pursuant to this Note shall be given to the Borrower or Lender at the address and in the manner provided for in the Loan Agreement, except as otherwise provided herein.

The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.

The limitations on personal liability of shareholders, partners and members of Borrower contained in Section 11.21 of the Loan Agreement shall apply to this Note.

Loan No. 1000625

This Note renews, restates, amends, replaces and supercedes that certain Amended and Restated Promissory Note Secured by Mortgage dated March 11, 2009 executed by Borrower and made payable to the order of Lender in the original principal amount of $89,800,000 (the “Prior Note”). It is the intention of Borrower and Lender that while this Note amends, restates, renews, replaces and supercedes the Prior Note, it is not in payment of the Prior Note, but rather is the substitution of one evidence of debt for another. This Note shall in no event be deemed to constitute a waiver, novation, release, discharge or other extinguishment of the indebtedness evidenced by the Prior Note, which continues in full force in effect, as amended and restated by the terms of this Note. The Prior Note is no longer separately negotiable since it has been replaced by this Note.

Exhibits A and B are attached hereto and incorporated herein by reference.

[Signature Follows on Next Page]

Loan No. 1000625

IN WITNESS WHEREOF, the Borrower has executed this Note as of the date set forth above.

“BORROWER”

KBSII 100-200 CAMPUS DRIVE, LLC,

a Delaware limited liability company

By:	KBSII REIT ACQUISITION I, LLC,
a Delaware limited liability company, its sole member

By:	KBS REIT PROPERTIES II, LLC,
a Delaware limited liability company, its sole member

By:	KBS LIMITED PARTNERSHIP II,
a Delaware limited partnership, its sole member

By:	KBS REAL ESTATE INVESTMENT TRUST II, INC.,
a Maryland corporation, general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr. Chief Executive Officer

EXHIBIT A

Loan No. 1000625

FIXED RATE AGREEMENT

Exhibit A to a Second Amended and Restated Promissory Note Secured by Mortgage (“Note”), dated June 12, 2009, made by KBSII 100-200 CAMPUS DRIVE, LLC, a Delaware limited liability company, as Borrower, to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender.

Borrower has requested and Lender has agreed to provide the option to fix the rate of interest for specified periods on specified portions of the outstanding principal balance as a basis for calculating the Effective Rate on such portions of the principal amounts owing under this Note. Borrower understands: (i) the process of exercising the fixed rate option as provided herein; (ii) that amounts owing under this Note may bear interest at different rates and for different time periods; and (iii) that absent the terms and conditions hereof, it would be extremely difficult to calculate Lender’s additional costs, expenses, and damages upon the occurrence of an Event of Default (as defined in the Loan Agreement) or prepayment by Borrower hereunder. Given the above, Borrower agrees that the provisions herein (including, without limitation, the Fixed Rate Price Adjustment defined below) provide for a reasonable and fair method for Lender to recover its additional costs, expenses and damages for an Event of Default or prepayment by Borrower.

1.	RATES AND TERMS DEFINED. Various rates and terms not otherwise defined herein are defined and described as follows:

“Alternate Rate” is a rate of interest per annum five percent (5%) in excess of the applicable Effective Rate.

“Applicable LIBO Rate” is the rate of interest, equal to the sum of: (a) three and three-quarters percent (3.75%) plus (b) the LIBO Rate, which rate is divided by one (1.00) minus the Reserve Percentage:

Applicable LIBO Rate = 3.75%	+	LIBO Rate
(1 - Reserve Percentage)

“Business Day” is a day of the week (but not a Saturday, Sunday or holiday) on which the offices of Lender are open to the public for carrying on substantially all of Lender’s business functions.

“Effective Rate” is the rate of interest calculated in accordance with Section 2 herein.

“Federal Funds Rate” is, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Lender from three (3) Federal Funds brokers of recognized standing selected by Lender.

“Fixed Rate” is the Applicable LIBO Rate as accepted by Borrower as an Effective Rate for a particular Fixed Rate Period and Fixed Rate Portion.

“Fixed Rate Commencement Date” means the date upon which the Fixed Rate Period commences.

“Fixed Rate Notice” is a written notice in the form shown on Exhibit B attached to this Note which requests a Fixed Rate for a particular Fixed Rate Period and Fixed Rate Portion.

“Fixed Rate Period” is the period of (a) one month; or (b) any other shorter period which ends at the Maturity Date, which periods are selected by Borrower and confirmed in the Fixed Rate Notice; provided that no Fixed Rate Period shall extend beyond the Maturity Date and any Fixed Rate Notice electing a Fixed Rate Period that would extend beyond the Maturity Date shall be deemed to be a nullity and of no force or effect.

EXHIBIT A

Loan No. 1000625

“Fixed Rate Portion” is the portion or portions of the principal balance of this Note which Borrower selects to have subject to a Fixed Rate, each of which is an amount: (a) equal to the unpaid principal balance of this Note not already subject to a Fixed Rate; or (b) if less than the unpaid principal balance of this Note not subject to a Fixed Rate, is not less than One Hundred Thousand Dollars ($100,000) and is an even multiple of One Hundred Thousand Dollars ($100,000).

“LIBO Rate” is, for any Fixed Rate Portion, the rate of interest quoted by Lender as the London Inter-Bank Offered Rate for deposits in U.S. Dollars at approximately 9:00 a.m. (California time), for a Fixed Rate Commencement Date or a Price Adjustment Date, as appropriate, for purposes of calculating effective rates of interest for loans or obligations making reference thereto for an amount approximately equal to a Fixed Rate Portion and for a period of time approximately equal to a Fixed Rate Period or the time remaining in a Fixed Rate Period after a Price Adjustment Date, as appropriate.

“Loan Agreement” is that certain Loan Agreement (Non-Revolving) dated as of September 9, 2008 between Borrower and Lender, as the same may be amended or modified from time to time.

“Loan Documents” are the documents defined as such in the Loan Agreement.

“One-Month LIBO Rate” is the rate of interest, equal to the sum of: (a) three and three-quarters percent (3.75%), plus (b) the rate of interest, that is quoted by Lender from time to time as the London InterBank Offered Rate for deposits in U.S. Dollars, at approximately 9:00 a.m. (California time), for a period of one (1) month (“One-Month Rate”), which rate is divided by one (1.00) minus the Reserve Percentage.

One-Month LIBO Rate = 3.75%	+	One-Month Rate
(1 - Reserve Percentage)

“Regulatory Costs” are, collectively, future, supplemental, emergency or other changes in Reserve Percentages, assessment rates imposed by the FDIC, or similar requirements or costs imposed by any domestic or foreign governmental authority and related in any manner to a Fixed Rate.

“Replacement Rate” is, for any day, a fluctuating rate of interest equal to three and three-quarters percent (3.75%), plus the Federal Funds Rate plus one and one-half percent (1.50%).

“Reserve Percentage” is at any time the percentage announced within Lender as the reserve percentage under Regulation D for loans and obligations making reference to the One-Month LIBO Rate, reset daily, or to an Applicable LIBO Rate for a Fixed Rate Period or time remaining in a Fixed Rate Period on a Price Adjustment Date, as appropriate. The Reserve Percentage shall be based on Regulation D or other regulations from time to time in effect concerning reserves for Eurocurrency Liabilities as defined in Regulation D from related institutions as though Lender were in a net borrowing position, as promulgated by the Board of Governors of the Federal Reserve System, or its successor.

“Taxes” are, collectively, all withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign governmental authority and related in any manner to a Fixed Rate.

2.	EFFECTIVE RATE. The Effective Rate upon which interest shall be calculated for this Note shall be one or more of the following:

2.1	Provided no Event of Default exists under the Loan Agreement or under any of the other Loan Documents described therein (this Note is one of the Loan Documents):

(a)	For those portions of the principal balance of this Note which are not Fixed Rate Portions, the Effective Rate shall be the One-Month LIBO Rate determined by Lender, reset daily.

EXHIBIT A

Loan No. 1000625

(b)

For those portions of the principal balance of this Note which are Fixed Rate Portions, the Effective Rate for the Fixed Rate Period thereof shall be the Fixed Rate accepted by Borrower for the Fixed Rate Period selected by Borrower with respect to each Fixed Rate Portion and set in accordance with the provisions hereof.

(c)

If any of the transactions necessary for the calculation of interest at any Fixed Rate requested or selected by Borrower or at the One-Month LIBO Rate determined by Lender, reset daily, should be or become prohibited or unavailable to Lender, or, if in Lender’s good faith judgment, it is not possible or practical for Lender to set a Fixed Rate for a Fixed Rate Portion and Fixed Rate Period as requested or selected by Borrower or to set a One-Month LIBO Rate on a daily basis, the Effective Rate for the principal balance of this Note subject to such unavailable interest rate shall be replaced by a floating rate of interest equal to the Replacement Rate.

2.2

During such time as an Event of Default exists, or from and after the date on which all sums owing under this Note become due and payable by acceleration or otherwise; or from and after the date on which the property encumbered by the Mortgage or any portion thereof or interest therein, is, except as expressly permitted in the Loan Documents, sold, transferred, mortgaged, assigned, or encumbered, whether voluntarily or involuntarily, or by operation of law or otherwise, without Lender’s prior written consent (whether or not the sums owing under this Note become due and payable by acceleration); or from and after the Maturity Date, then at the option of Lender, the interest rate applicable to the then outstanding principal balance of this Note shall be the Alternate Rate.

3.

SELECTION OF FIXED RATE. Provided no Event of Default exists under the Loan Documents, or would exist with passage of time or notice or both, Borrower, at its option and upon satisfaction of the conditions set forth herein, may request a Fixed Rate as the Effective Rate for calculating interest on the portion of the unpaid principal balance and for the period selected in accordance with and subject to the following procedures and conditions:

3.1

Borrower shall deliver to the Los Angeles Loan Center, 2120 East Park Place, Suite 100, El Segundo, California, 90245, with a copy to: Lender, Real Estate Group, Orange County, 2030 Main Street, Suite 800, Irvine, CA 92614, Attention: Irie Dadabhoy, Relationship Manager, or such other addresses as Lender shall designate, an original or facsimile Fixed Rate Notice no later than 9:00 A.M. (California time), on the day Borrower requests a Fixed Rate quote, for each Fixed Rate Portion. Any Fixed Rate Notice pursuant to this Section 3 is irrevocable.

Lender is authorized to rely upon the telephonic request and acceptance of Kim Westerbeck, Lori Lewis, Stacie Yamane, Dharshi Chandran and Michael Costa as Borrower’s duly authorized agents, or such additional authorized agents as Borrower shall designate in writing to Lender. Borrower’s telephonic notices, requests and acceptances shall be directed to such officers of Lender as Lender may from time to time designate.

3.2

Borrower may, with a timely and complying Fixed Rate Notice, elect (A) to convert all or a portion of the principal balance of this Note which is accruing interest at the One-Month LIBO Rate determined by Lender, reset daily, to a Fixed Rate Portion, or (B) to convert a matured Fixed Rate Portion into a new Fixed Rate Portion, provided, however, that the aggregate amount of the advance being converted into or continued as a Fixed Rate Portion shall, in the aggregate, be not less than One Hundred Thousand Dollars ($100,000) and shall be an even multiple of One Hundred Thousand Dollars ($100,000), unless a lesser amount may be necessary to permit Borrower to select a Fixed Rate for the entirety of the Loan. The conversion of a matured Fixed Rate Portion back to the One-Month LIBO Rate determined by Lender, reset daily, or to a new Fixed Rate Portion shall occur on the last Business Day of the Fixed Rate Period relating to such Fixed Rate Portion. Each Fixed Rate Notice shall specify (1) the amount of the Fixed Rate Portion, (2) the Fixed Rate Period, and (3) the Fixed Rate Commencement Date.

EXHIBIT A

Loan No. 1000625

3.3

Upon receipt of a Fixed Rate Notice in the proper form requesting a Fixed Rate for a Fixed Rate Portion advance under Sections 3.1 and 3.2 above, Lender shall determine the Fixed Rate applicable to the Fixed Rate Period for such Fixed Rate Portion. Each determination by Lender of the Fixed Rate shall be conclusive and binding upon the parties hereto in the absence of manifest error. Lender shall deliver to Borrower (by facsimile) an acknowledgment of receipt and confirmation of the Fixed Rate Notice; provided, however, that failure to provide such acknowledgment of receipt and confirmation of the Fixed Rate Notice to Borrower shall not affect the validity of such rate.

3.4

If Borrower does not make a timely election to convert all or a portion of a matured Fixed Rate Portion into a new Fixed Rate Portion in accordance with Section 3.2 above, such Fixed Rate Portion shall automatically begin to accrue interest at the One-Month LIBO Rate determined by Lender, reset daily, upon the expiration of the Fixed Rate Period applicable to such Fixed Rate Portion.

4.

FIXED RATE NOTICE. Borrower’s selection of a Fixed Rate shall be delivered to Lender in the form of the Fixed Rate Notice shown on Exhibit B attached to this Note. Lender shall confirm and deliver to Borrower acceptance of such Fixed Rate Notice via facsimile. Lender’s failure to deliver the Fixed Rate Notice shall not release Borrower from Borrower’s obligation to pay interest at the Effective Rate pursuant to the terms hereof.

5.	LIMITATIONS ON RIGHT TO FIX RATE. Borrower may have no more than five (5) Fixed Rate Portions outstanding at one time.

6.

TAXES, REGULATORY COSTS AND RESERVE PERCENTAGES. Upon Lender’s demand, Borrower shall pay to Lender, in addition to all other amounts which may be, or become, due and payable under this Note and the Loan Documents, any and all Taxes and Regulatory Costs, to the extent they are not internalized by calculation of an Effective Rate, based upon a reasonable allocation thereof by Lender to the financing transaction contemplated by the Loan Agreement, as may be necessary to compensate Lender for any such Taxes and Regulatory Costs; provided, however, that Lender may not claim under this Section 6 any such Taxes and Regulatory Costs (a) attributable to any period preceding the date that is ninety (90) days prior to the date of its demand, or (b) if the payment of such compensation may not be legally made, whether by modification of the applicable interest rate or otherwise. Further, at Lender’s option, the Effective Rate shall be automatically adjusted by adjusting the Reserve Percentage, as determined by Lender in its prudent banking judgment, from the date of imposition (or subsequent date selected by Lender) of any such Regulatory Costs. Lender shall deliver to Borrower a written statement of the claimed Taxes and Regulatory Costs and the basis therefor in reasonable detail as soon as reasonably practicable after Lender obtains knowledge thereof, but Borrower shall be liable for any Taxes and Regulatory Costs regardless of whether or when notice is so given. If Lender subsequently recovers any amount of Taxes and Regulatory Costs previously paid by Borrower pursuant to this Section 6, whether before or after termination of this Agreement, then, upon receipt of good funds with respect to such recovery, Lender will refund such amount to Borrower if no Event of Default then exists or, if an Event of Default then exists, such amount will be credited to the Obligations in the manner determined by the Lender.

7.

FIXED RATE PRICE ADJUSTMENT. Borrower acknowledges that prepayment or acceleration of a Fixed Rate Portion during a Fixed Rate Period shall result in Lender’s incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. Therefore, on the date a Fixed Rate Portion is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise (“Price Adjustment Date”), Borrower will pay Lender (in addition to all other sums then owing to Lender) an amount (“Fixed Rate Price Adjustment”) equal to the then present value of (a) the amount of interest that would have accrued on the Fixed Rate Portion for the remainder of the Fixed Rate Period at the Fixed Rate set on the Fixed Rate Commencement Date, less (b) the amount of interest that would accrue on the same Fixed Rate Portion for the same period if the Fixed Rate were set on the Price Adjustment Date at the Applicable LIBO Rate in effect on the Price Adjustment Date. The present value shall be calculated by using as a discount rate the LIBO Rate quoted on the Price Adjustment Date.

EXHIBIT A

Loan No. 1000625

By initialing this provision where indicated below, Borrower confirms that Lender’s agreement to make the loan evidenced by this Note at the interest rates and on the other terms set forth herein and in the other Loan Documents constitutes adequate and valuable consideration, given individual weight by Borrower, for this agreement.

BORROWER’S INITIALS: ____________

8.

PURCHASE, SALE AND MATCHING OF FUNDS. Borrower understands, agrees and acknowledges the following: (a) Lender has no obligation to purchase, sell and/or match funds in connection with the use of a LIBO Rate as a basis for calculating an Effective Rate or Fixed Rate Price Adjustment; (b) a LIBO Rate is used merely as a reference in determining an Effective Rate and Fixed Rate Price Adjustment; and (c) Borrower has accepted a LIBO Rate as a reasonable and fair basis for calculating an Effective Rate and a Fixed Rate Price Adjustment. Borrower further agrees to pay the Fixed Rate Price Adjustment, Taxes and Regulatory Costs, if any, whether or not Lender elects to purchase, sell and/or match funds.

9.

MISCELLANEOUS. As used in this Exhibit, the plural shall mean the singular and the singular shall mean the plural as the context requires. Addresses for the Fixed Rate Notice shall be the same as those for notices under the Loan Agreement.

[Signature to Follow on Next Page]

EXHIBIT A

Loan No. 1000625

This Agreement is executed concurrently with and as part of the Note referred to and described first above.

“BORROWER”

KBSII 100-200 CAMPUS DRIVE, LLC,

a Delaware limited liability company

By:	KBSII REIT ACQUISITION I, LLC,
a Delaware limited liability company, its sole member

By:	KBS REIT PROPERTIES II, LLC,
a Delaware limited liability company, its sole member

By:	KBS LIMITED PARTNERSHIP II,
a Delaware limited partnership, its sole member

By:	KBS REAL ESTATE INVESTMENT TRUST II, INC.,
a Maryland corporation, general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr. Chief Executive Officer

FIXED RATE NOTICE	EXHIBIT B Loan No. 1000625

TODAY’S DATE:	LOAN MATURITY DATE:	September 9, 2009

TO: WELLS FARGO BANK, N.A. LOS ANGELES LOAN CENTER	LOAN ADMINISTRATOR:	Rhonda Friedly
FAX # (310) 615-1014 or (310) 615-1016 ATTENTION: RATE OPTION DESK	RELATIONSHIP MANAGER:	Irie Dadabhoy

BORROWER INTEREST RATE OPTION REQUEST

Rate Quote Line (888) 293-2362 x: 472 Use One Form Per Transaction

LOAN #:	1000625	BORROWER NAME:	KBSII 100-200 Campus Drive, LLC, a Delaware limited liability company

RATE SET DATE:	FIXED RATE COMMENCEMENT DATE:	(1350)

FIXED RATE PERIOD (TERM):	(i.e. 1 month, etc. as allowed per Note)

INDEX:	LIBO	RATE:	%	+	3.75%	=	#’s%	(1350)
			Quote		Spread		Applicable Rate

FIXED RATE PORTION EXPIRING ON:	$

1.	AMOUNT ROLLING OVER	$	FROM OBLGN#:

2.	ADD: AMT TRANSFERRED FROM ONE-MONTH LIBO RATE, RESET DAILY PORTION	$	FROM OBLGN#:		TO OBLGN# :
				(5522)		(5020)
3.	ADD: AMT TRANSFERRED FROM OTHER FIXED RATE PORTION	$	FROM OBLGN#:		TO OBLGN# :
				(5522)		(5020)
	ADD: AMT TRANSFERRED FROM OTHER FIXED RATE PORTION	$	FROM OBLGN#:		TO OBLGN# :
				(5522)		(5020)
4.	LESS: AMT TRANSFERRED TO ONE-MONTH LIBO RATE, RESET DAILY PORTION	$	FROM OBLGN#:		TO OBLGN# :
				(5522)		(5020)
	TOTAL FIXED RATE PORTION:	$

ADMINISTRATION FEE DUE:		NONE
CHARGE FEES TO DDA#:		YES, charge DDA	DDA#:
		NO, to be remitted	PLEASE REMIT FEE TO: Los Angeles Loan Center 2120 E. Park Place, Suite 100 El Segundo, CA 90245

Borrower confirms, represents and warrants to Lender, (a) that this selection of a Fixed Rate is subject to the terms and conditions of the Note, Fixed Rate Agreement and Loan Documents (as applicable), and (b) that terms, words and phrases used but not defined in this Notice have the meanings attributed thereto in the Note, Fixed Rate Agreement and Loan Documents (as applicable), and (c) that no breach, failure of condition, or Event of Default has occurred or exists, or would exist after notice or passage of time or both, under the Note or the Loan Documents.

REQUESTED BY (as allowed per documents):	TELEPHONE #:	( )

PRINT NAME:	FAX #:	( )